UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2024

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01358	84-7071531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, New York	10154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 503-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Portfolio Commentary

Portfolio Update

(All data as of December 31, 2023, unless otherwise noted)

On January 7, 2024, Blackstone Private Credit Fund (“BCRED” or the “Fund”) celebrated its third anniversary.1 Since BCRED’s launch, every year has expressed a different market environment, starting with near-zero base rates in 2021, sharply rising spreads and volatility2 in 2022 and continued higher rates in 2023. Despite these different environments, BCRED’s defensive portfolio demonstrated resilience by delivering strong total returns for its shareholders.

BCRED generated an inception-to-date total return of 10.1% for Class I shares,3 outperforming the major fixed income indices, including leveraged loans, high-yield and investment-grade bonds.4 BCRED ended the year with a 10.5% annualized distribution yield5 and in the fourth quarter again showcased strong results by delivering 3.3% of total return, bringing our full year total return to 14.4% for Class I shares.3

Entering 2024, we continue to be optimistic as favorable market tailwinds have the potential to benefit private credit funds. Base rates, while expected to move lower, remain historically high.6 Credit spreads continue to tighten which historically has benefited loan assets with wider spreads. Market activity is expected to increase, supported by record private equity dry powder7 and heightened demand for private solutions.8 Along with these key market drivers, we believe Blackstone’s scale and data advantages position BCRED well based on the following factors.

•

Healthy Credit Fundamentals: BCRED’s focus on high quality, senior secured assets in what we believe to be the right sectors has driven performance. BCRED’s portfolio has 0.1% of investments on non-accrual at cost,[10] a commonly viewed metric of potential defaults, which is a fraction of the 1.8% average, at cost, for our peer set.[11] Across the portfolio, our companies earned approximately 60% more than their cash interest paid—an interest coverage ratio of 1.6x,[12] which we view as ample cushion. To the extent that base rates decline, that ratio may improve. Hypothetically, with SOFR at 3.6%,[13] the interest coverage ratio for BCRED’s portfolio as of Q4 2023 would increase to 1.8x, holding other data constant.[14]

•

Increased Capital Deployment: We believe that growing market confidence and the prospect of lower interest rates can drive increased economic and M&A activity.[15] BCRED remains poised to benefit from this activity and deploy capital into the Blackstone Credit & Insurance (“BXCI”) growing investment pipeline.[16] Strong deal flow is expected to increase portfolio turnover as loans are repaid, which can elevate BCRED’s income. This can benefit shareholders and further allows BCRED to actively manage credit exposures.

•

Attractive Lending Rates: Average yield on new investments was 11.8%[17] during the fourth quarter. BCRED’s earnings yield remained a strong 12.3%,[18] well above the Fund’s 10.5% annualized distribution yield for Class I shares.[5] BCRED continued to outearn its distribution, allowing excess earnings to accrue to the Fund’s NAV.

As the world’s largest BDC,19 supported by BXCI, we have continued to leverage our scale for the benefit of our investors.20 We believe scale helps lower operating expenses for our shareholders and has allowed access to a broader range of what we view as high-quality deals given the importance of scaled and flexible capital to companies. With deep, longstanding strategies across the liquid and private credit spectrum covering approximately 3,350 corporate credit issuers,21 we believe we have the insight and expertise to identify early trends and target sectors. Additionally, by being part of Blackstone, the world’s largest alternative asset manager with $1 trillion in AUM, we can leverage resources such as Blackstone’s data scientists, MDs/PhDs and a deep reservoir of data and intelligence across the firm to make informed investment decisions. Lastly, we seek to be more than just a capital provider and drive value for our portfolio companies.22

Our scale advantages are reflected in the strength of BCRED’s underlying portfolio. BCRED has focused on lending to larger companies with an average last-twelve-month EBITDA, or operating profit, of $223 million,23 over 2.5x higher than the broader private credit market.24 Larger companies25 have historically shown higher levels of growth26 and lower levels of default than smaller companies.27 BCRED’s portfolio companies’ earnings have also grown over 3.0x as much as the broader private credit market in the past year.26,28 Notably, underlying performance has been consistent across vintages.29

External validation of BCRED’s portfolio has also maintained our conviction. In September, Moody’s upgraded BCRED’s outlook, making it the first and only fund of its kind with a positive outlook in 2023.30 BCRED efficiently leverages low-cost financings and designed 88% of its liabilities as floating rate debt.31 To the extent that base rates decline, our financing costs may lower.

Commercial bank retrenchment, an improved economic outlook and historically elevated investment rates continue to support what we believe is a favorable backdrop. We believe BCRED will continue to benefit from this environment and remains advantageously positioned to:

•	Capture a potential upswing in increased market activity with over $10 billion of current liquidity,[32]

•

Continue to invest at a scale exceeding what many private credit lenders can match. BXCI remains the largest investor in $1 billion+ deals and was sole provider of a large commitment for the $3 billion+ merger of HealthComp and Virgin Pulse in 2023,

•	Capitalize on the growth in BXCI’s potential investment pipeline, as the total number of deals has increased 2x and the number of deals over $1 billion has increased 3x since Q1 2023[16] and

•

Maintain ample cushion by substantially outearning our distribution (10.5% annualized distribution yield[5] vs. 12.3% earnings yield[18] for Class I shares), while operating with a conservative leverage profile (0.82x debt-to-equity ratio as of quarter end).

We want to express our sincere gratitude for your continued trust and partnership over the first three years of our journey. We are excited about the prospects that await us in 2024 and look forward to working hand in hand with our valued investors. In a sense, this is the end of the beginning, and we believe we are just getting started!

BCRED’s portfolio has compared favorably to the broader private credit market Stronger Growth Year-over-Year Growth in 12-Month EBITDA, or Operating Profit Stronger Credit Quality Non-accruals as a Percentage of Cost BCR E D Private Credit Market (28) (26) BCRED (10) Private Credit BDC Peers (11) Recent Deal Focus: Blackstone Credit & Insurance led a $1B+ transaction to BeyondTrust (38) BXCI Deal Focus Scale Ability to commit to entire $1 B+ deal Sourcing Proactively originated due to strong existing relationship with sponsor Diligence Leveraged BX technologists for diligence expertise Flexibility Provided custom financing solution with certainty of execution

Key Portfolio Metrics

$50.7B
investments at fair value

44%
average loan-to-value[33]

51
industries[34]

500+
positions[34]

2023 BCRED Highlights

Seniority
(% of senior secured assets)

97%
84%
BCRED[9]
Private Credit BDC Peers[35]

Scale
(average issuer LTM EBITDA)

$223M
2.5x+
higher
$86M
BCRED[23]
Private Credit Market[24]

Sectors[36]
(at FMV)

Software
27%
Professional Services
12%
Health Care Providers & Services
11%
Insurance
5%
IT Services
4%

$223M $86M BCRED Private Credit Market 4% 5% 11% 12% 27% IT Services Insurance Health Care Providers & Services Professional Services Software 97% 84% BCRED Private Credit BDC Peers 2023 BCRED Highlights Seniority (% of senior secured assets) Scale (average issuer LTM EBITDA) 2.5x +higher Sectors(36) (at FMV) Key Portfolio Metrics $50.7B investments at fair value 51 industries(34) 500+ positions(34) 44% average loan-to-value(33) ~90% of portfolio invested in lower-default rate sectors (9) (35) (23) (24) (37)

End Notes

Note: Data is as of December 31, 2023 unless otherwise indicated. Reflects Blackstone Credit & Insurance’s views and beliefs. Returns for periods greater than one year are annualized. Past performance does not predict future returns and there can be no assurance that the fund will achieve results comparable to those of any of Blackstone Credit & Insurance’s prior funds or be able to implement its strategy or achieve its investment objectives, including due to an inability to access sufficient investment opportunities.

[1]	BCRED Inception Date: January 7, 2021.
[2]	Volatility is measured using standard deviation. All of the quarterly standard deviations are then annualized.
[3]

Total Net Return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Returns greater than one year are annualized. Inception to date (ITD) total return for Class S (no/with upfront placement fee): 9.2%/7.9%. ITD total return for Class D (no/with upfront placement fee): 9.2%/8.6%. Quarter to date (QTD) total return for Class S (no/with upfront placement fee): 3.1%/-0.5%. QTD total return for Class D (no/with upfront placement fee): 3.2%/1.7%. All returns shown are derived from unaudited financial information and are net of all BCRED expenses, including general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Past performance does not predict future returns. Class D and Class S listed as (With Upfront Placement Fee or Brokerage Commissions) reflect the returns after the maximum upfront placement fees. Class D and Class S listed as (No Upfront Placement Fee or Brokerage Commissions) exclude upfront placement fees. Class I does not have upfront placement fees. The returns have been prepared using unaudited data and valuations of the underlying investments in BCRED’s portfolio, which are estimates of fair value and form the basis for BCRED’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated.

[4]

Please see “Index Definitions” and “Index Comparison” at the end of this communication for more information. Source: Morningstar, Blackstone Credit & Insurance as of December 31, 2023. “Leveraged Loans” is represented by Morningstar LSTA US Leveraged Loan Index. “High Yield Bonds” is represented by the Bloomberg US Corporate High Yield Index. “Investment Grade Bonds” is represented by the Bloomberg US Aggregate Bond Index. There can be no assurances that any of the trends described throughout this letter will continue or will not reverse.

[5]

Annualized Distribution Yield reflects December’s distribution annualized and divided by last reported net asset value (“NAV”) from November. Distributions are not guaranteed. Past performance does not predict future returns. Distributions have been and may in the future be funded through sources other than cash flow. See BCRED’s prospectus. Please visit the Shareholders page for notices regarding distributions subject to Section 19(a) of the Investment Company Act of 1940. We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital, or offering proceeds, and although we generally expect to fund distributions from cash flow from operations, we have not established limits on the amounts we may pay from such sources. As of December 31, 2023, 100% of inception to date distributions were funded from cash flows from operations. A return of capital (1) is a return of the original amount invested, (2) does not constitute earnings or profits and (3) will have the effect of reducing the basis such that when a shareholder sells its shares the sale may be subject to taxes even if the shares are sold for less than the original purchase price. Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the Adviser or its affiliates, that may be subject to reimbursement to the Adviser or its affiliates. The repayment of any amounts owed to our affiliates will reduce future distributions to which you would otherwise be entitled. Annualized Distribution Yield for other share classes are as follows: 9.6% for Class S and 10.2% for Class D.

[6]	Reflects Blackstone Credit & Insurance’s views and beliefs.
[7]	Preqin as of January 25, 2024. Represents dry powder for Private Equity Buyouts in North America. Dry powder is a term for uncalled capital commitments.
[8]	Source: LCD. Reflects private credit market share of LBO transaction activity based on count. Count is based on transactions covered by LCD news.
[9]

As a percentage of BCRED’s investment portfolio excluding equity investments in joint ventures which have similar portfolio composition and underlying qualities. BCRED’s investment portfolio excluding equity investments in joint ventures has an average mark of 97.4 as of December 31, 2023.

[10]

As of December 31, 2023 and as assessed through today. Calculated as the amortized cost of loans on non-accrual divided by total amortized cost of the BCRED portfolio excluding investments in joint ventures. Based on the fair market value of the BCRED portfolio excluding investments in joint ventures, BCRED’s non-accrual rate is less than 0.1%. Loans are generally placed on non-accrual status when there is reasonable doubt whether principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

[11]

Private Credit BDC Peers is represented by the peer average non-accrual rate as of September 30, 2023, weighted by total NAV. Non-accrual rate is calculated for each BDC as the amortized cost of loans on non-accrual status divided by total amortized cost of the investment portfolio and excludes equity investments in unconsolidated joint ventures and separately managed accounts. Based on the fair market value of Private Credit BDC Peers, excluding equity investments in unconsolidated joint ventures and separately managed accounts, the Private Credit BDC Peers non-accrual rate is 0.9%. Non-accrual status of a given loan is self-reported by each BDC and is intended to indicate when there is reasonable doubt that said loan’s principal or interest will be collected in full. Private Credit BDC Peers include traded and non-traded BDCs. Traded BDCs include all those which are externally-managed with market capitalizations in excess of $750 million as of December 31, 2022 (excluding BXSL, which is managed by Blackstone Credit & Insurance like BCRED and has significant overlap in its investments with BCRED): Ares Capital Corporation (ARCC), FS KKR Capital Corp (FSK), Prospect Capital Corporation (PSEC), Golub Capital BDC Inc (GBDC), Goldman Sachs BDC Inc (GSBD), Sixth Street Specialty Lending Inc (TSLX), New Mountain Finance Corporation (NMFC), Oaktree Specialty Lending Corp (OCSL), Barings BDC Inc (BBDC), Bain Capital Specialty Finance Inc (BCSF), Blue Owl Capital Corp (OBDC) and SLR Investment Corp (SLRC). Non-traded BDCs include perpetual funds which are externally-managed, had effective registration statements as of 2022 and were actively fundraising (based on Blackstone market research), have broad exposure across industries in their investments and not sector-focused, and had net asset values in excess of $2 billion as of December 31, 2022: Blue Owl Credit Income Corporation (OCIC), HPS Corporate Lending Fund (HLEND), and Apollo Debt Solutions (ADS).

[12]

Interest coverage ratio (“ICR”) is estimated as the ratio of average last-twelve-month EBITDA (“LTM EBITDA”), to cash interest paid over the last 12 months for each respective portfolio company. Includes all private debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes quoted assets. Amounts derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, may reflect a normalized or adjusted amount, and are generally about 90 days in arrears. Accordingly, BCRED makes no representation or warranty in respect of this information. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period. Currency fluctuations may have an adverse effect on the value, price or income and costs of our portfolio companies and investments which may increase or decrease as a result of changes in exchange rates. As of December 31, 2023, approximately 6% of BCRED’s private investments have less than 1.0x interest coverage ratio.

[13]

Reflects market-implied forward estimate of term SOFR in 2025 calculated as the average of forward 3-month term SOFR on December 31, 2024; March 31, 2025; June 30, 2025; and September 30, 2025 as of market-close on January 26, 2024.

[14]

Assumes no change in each private issuer’s LTM EBITDA, all other financial inputs and the current market-implied average SOFR in 2025 of 3.6%. This average is weighted by the fair value of each respective private issuer held in BCRED as of December 31, 2023. Figure being shown for illustrative purposes only. There can be no assurance that ICR will continue to increase or stay at current levels.

[15]	Source: LCD LBO Q4 2023 Leveraged Buyout Review, Bloomberg.
[16]

As of December 31, 2023. Pipeline includes potential Blackstone Credit & Insurance investment opportunities classified by Blackstone Credit & Insurance as North American Direct Lending regardless of size and includes both potential new investments and follow-on investments in existing portfolio companies. The pipeline includes potential investments in which the Fund may not or will not participate. Blackstone Credit & Insurance advises many investment funds who are expected to participate alongside the Fund in pipeline investments in which the Fund participates. Certain investments in the pipeline may be inactive. Pipeline investments of a certain size reflect the entire transaction size, and Blackstone Credit & Insurance expects third parties to participate in a substantial portion of such investments. There is no guarantee that any or all of these potential investments listed in the pipeline will be consummated or, if consummated, that the Fund or any other Blackstone Credit & Insurance fund will participate in the investment.

[17]

Yield reflects average spread and origination fees or original issue discount (“OID”) (for the purposes of this illustrative example, OID is estimated to be accreted over 3 years based on the expected hold period) of private deals completed during quarters. On average, in Q4 2023, new investments had 5.4% base rate/floor and 6.4% spread and origination fees. If OID was accreted to maturity, yield on new investments in Q4 2023 was 11.6%. For illustrative purposes only. The yields stated may not be representative of any specific investment, all investments of a given type, or of investments generally. Actual yields earned over the life of each investment could differ materially from the yields presented.

[18]

Earnings Yield represents Net Investment Income Return On Equity which is defined as the net income earned on investments attributable to BCRED Class I shareholders and is calculated as annualized quantity of net investment income earned by the portfolio of assets in the quarter divided by beginning of period net asset value. Net Investment Income Return On Equity for other share classes is as follows: 11.5% for Class S and 12.1% for Class D.

[19]	Based on Blackstone Credit & Insurance analysis of company earnings presentations and calls, as of December 31, 2023, and latest publicly available data.
[20]

For the avoidance of doubt, references in this section to information about Blackstone Credit & Insurance from December 31, 2023 or prior refer solely to the Adviser and Blackstone Alternative Credit Advisors LP, collectively with their credit-focused affiliates within Blackstone Credit & Insurance.

[21]	As of December 31, 2023. Reflects unique corporate issuers across funds and accounts managed by Liquid Credit Strategies and Private Credit Strategies groups.

[22]

Through the Blackstone Credit & Insurance Value Creation program, which BCRED portfolio companies can fully access, we have generated more than $500 million in revenues across Blackstone through cross-sell introductions and created over $3.5 billion of implied enterprise value across Blackstone Credit & Insurance. Numbers presented are since inception of the Value Creation program in 2016. Data presented is based on internal Blackstone data recorded and not from financial statements of portfolio companies. Represents (a) estimated total cost reduction at the time cost is benchmarked with portfolio companies, with exception of multi-year software contracts where cumulative identified cost reduction is included and represents a de minimis amount of overall opportunities multiplied by (b) enterprise value multiple at the time of Blackstone Credit & Insurance’s initial investment. The number is presented for illustrative purposes and does not reflect actual realized proceeds to Blackstone Credit & Insurance or to the equity sponsor or the company, and there can be no assurance that realized proceeds received by Blackstone or any investor in a Blackstone fund will be increased as a result.

[23]

Average LTM EBITDA includes all private debt investments for which fair value is determined by BCRED’s Board in conjunction with a third-party valuation firm and excludes quoted assets. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information.

[24]

Private credit market represented as the average LTM EBITDA of issuer companies of loans in the Lincoln International Private Market Database as of September 30, 2023. The “Lincoln International Private Market Database,” also known as the Lincoln Valuations & Opinions Group (“VOG”) Database, is a quarterly compilation of over 4,750 portfolio companies from a wide assortment of private equity investors and non-bank lenders. Most of these companies are highly levered with debt financing provided via the direct lending market and in many instances, Lincoln estimates the fair value of at least one senior debt security in the portfolio companies’ capital structures. In assessing the data, VOG relies on commonly accepted valuation methodologies and each valuation analysis is unique and conforms to fair value accounting principles. The analyses are then vetted by auditors, fund managers and their board of directors, as well as other regulators. © 2023 Lincoln Partners Advisors LLC. All rights reserved. Used with permission. Third party use is at user’s own risk.

[25]

Larger companies for purposes of this communication considered to be greater than $100 million in LTM EBITDA and smaller companies considered to be less than $50 million in LTM EBITDA. As of December 31, 2023, greater than 67% of BCRED’s private debt investments by fair value are in companies with greater than $100 million LTM EBITDA and less than 9% of BCRED private debt investments by fair value are in companies with less than $50 million LTM EBITDA. By contrast, less than 24% of the private credit market by company count is comprised of companies with over $100 million LTM EBITDA and greater than 55% of the private credit market by company count is comprised of companies with less than $50 million LTM EBITDA, as proxied by the Lincoln International Private Market Database. Some of the investments may be considered to have speculative characteristics. See Summary of Risk Factors in BCRED’s Prospectus for more information.

[26]	Private credit market represented as the average LTM EBITDA Growth of issuer companies of loans in the Lincoln International Private Market Database as of September 30, 2023.
[27]

As of September 30, 2023. Source: Lincoln International Private Market Database. Defaults represented as the average quarterly share of companies in the Lincoln database that have breached at least one covenant for the period Q2’18 through Q3’23, which is the full sample for which data is currently available. Average quarterly covenant default rates for companies with fewer than $50 million in EBITDA and greater than $100 million in EBITDA were 12% and 2%, respectively, in the noted time period.

[28]

LTM EBITDA Growth excludes private debt investments that funded after December 31, 2022. Fair value is determined by the Board in conjunction with a third-party valuation firm and excludes quoted assets. BCRED amounts are weighted on fair market value of each respective investment. BCRED amounts were derived from the most recently available portfolio company financial statements (which are generally one quarter in arrears), have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information. EBITDA is a non-GAAP financial measure. For a particular portfolio company, EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation, and amortization over the LTM. EBITDA growth year-over-year may reflect some inorganic growth due to mergers and acquisitions (M&A).

[29]

Includes all private debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes quoted assets. Amounts derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, may reflect a normalized or adjusted amount, and are generally about 90 days in arrears. Accordingly, BCRED makes no representation or warranty in respect of this information. As of December 31, 2023, portfolio company EBITDA has increased 27% on average across all vintages since the funding of each respective loan excluding those portfolio companies for which updated financial statements are not available subsequent to funding, which has led to average deleveraging of 0.8x. As of December 31, 2023, portfolio companies funded in 2021 have exhibited EBITDA growth of 26% since close and 1.6x last-twelve-month interest coverage ratio (“LTM ICR”) while portfolio companies funded post-2021 have exhibited EBITDA growth of 27% since close and 1.7x LTM ICR.

[30]

As of December 31, 2023. BCRED has an investment grade rating of Baa3/positive from Moody’s that was provided on September 14, 2023. The underlying loans in BCRED are not rated. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. Blackstone provides compensation directly to Moody’s for its evaluation of the Fund. Credit ratings do not address the suitability of securities or the suitability of securities for investment purposes and should not be relied on as investment advice.

[31]

Per latest BCRED public filing, calculated as a percentage of floating rate leverage to total drawn debt amounts. Certain Notes issued by the Fund are classified for the purposes of this disclosure as floating rate as a result of the Fund entering into interest rate swaps to effectively swap fixed notes payments for floating rate payments.

[32]

As of December 31, 2023. Available liquidity is comprised of cash and cash equivalents plus the amount available to draw upon across all revolving credit facilities, net of limitations related to each respective credit facility’s borrowing base.

[33]

Includes all private debt investments for which fair value is determined by BCRED’s Board of Trustees (“the Board”) in conjunction with a third-party valuation firm and excludes quoted assets and may reflect a normalized or adjusted amount. Average loan-to-value represents the net ratio of loan-to-value for each such portfolio company, weighted based on the fair value of total applicable BCRED private debt investments. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recent quarter end. See BCRED’s prospectus.

[34]	Diversification does not assure a profit or protect against a loss in a declining market.
[35]

Private Credit BDC Peers represented by the average share of investment portfolio in senior secured assets, weighted by total net asset value and using latest reported financials as of September 30, 2023. Ratio of senior secured investments excludes equity investments in unconsolidated joint ventures and separately managed accounts. Private Credit BDC Peers include traded and non-traded BDCs. Traded BDCs include all those which are externally-managed with market capitalizations in excess of $750 million as of December 31, 2022 (excluding BXSL, which is managed by Blackstone Credit & Insurance like BCRED and has significant overlap in its investments with BCRED): Ares Capital Corporation (ARCC), FS KKR Capital Corp (FSK), Prospect Capital Corporation (PSEC), Golub Capital BDC Inc (GBDC), Goldman Sachs BDC Inc (GSBD), Sixth Street Specialty Lending Inc (TSLX), New Mountain Finance Corporation (NMFC), Oaktree Specialty Lending Corp (OCSL), Barings BDC Inc (BBDC), Bain Capital Specialty Finance Inc (BCSF), Blue Owl Capital Corp (OBDC) and SLR Investment Corp (SLRC). Non-traded BDCs include perpetual funds which are externally-managed, had effective registration statements as of 2022 and were actively fundraising (based on Blackstone market research), have broad exposure across industries in their investments and not sector-focused, and had net asset values in excess of $2 billion as of December 31, 2022: Blue Owl Credit Income Corporation (OCIC), HPS Corporate Lending Fund (HLEND), and Apollo Debt Solutions (ADS).

[36]

Measured as the fair market value of investments for each category against the total fair market value of all investments. Totals may not sum due to rounding. BCRED’s investment in joint ventures are excluded from the industry top 5.

[37]

As a percentage of the fair value of BCRED’s investment portfolio excluding investments in joint ventures. Based on annualized U.S. leveraged loan default rates by industry from 2007 to 2022, as published by Fitch. “Lower-default sectors” defined as those which have an average annual default rate below 2% based on annualized U.S. leveraged loan default rates by industry from 2007 to 2022, as published by Fitch. GICS industry classifications utilized in BCRED reporting are re-mapped by Blackstone Credit & Insurance to Fitch industry classifications for comparison purposes.

[38]

The information provided, including dollar amounts, represents the aggregated investment of all participating Blackstone Credit & Insurance vehicles, including the Fund. The final dollar amount of the Fund’s portion of the investment will be determined and disclosed in the Fund’s future periodic reports.

Index Definitions

Morningstar LSTA US Leveraged Loan Index is a market value-weighted index designed to measure the performance of the US leveraged loan market based upon market weightings, spreads and interest payments.

Bloomberg US Corporate High Yield Index measures the USD-denominated, high yield, fixed-rate corporate bond market. Securities are classified as high yield if the middle rating of Moody’s, Fitch and S&P is Ba1/BB+/BB+ or below.

Bloomberg US Aggregate Bond Index represents securities that are SEC-registered, taxable, and dollar denominated. The index covers the U.S. investment grade fixed rate bond market, with index components for government and corporate securities, mortgage pass-through securities, and asset-backed securities. These major sectors are subdivided into more specific indices that are calculated and reported on a regular basis.

Index Comparison. The volatility and risk profile of the indices presented in this document is likely to be materially different from that of BCRED. In addition, the indices employ different investment guidelines and criteria than BCRED and do not employ leverage; as a result, the holdings in BCRED and the liquidity of such holdings may differ significantly from the securities that comprise the indices. The indices are not subject to fees or expenses and it may not be possible to invest in the indices. A summary of the investment guidelines for the indices presented is available upon request.

Past performance does not predict future returns. The opinions expressed herein reflect the current opinions of Blackstone as of the date appearing in this material only. There can be no assurance that views and opinions expressed in this document will come to pass. The above is not intended to be indicative of future results to be achieved by the proposed fund; actual results may differ materially from the information generated through the use of illustrative components of return. While Blackstone believes that these assumptions are reasonable under the circumstances, there is no assurance that the results will be obtained, and unpredictable general economic conditions and other factors may cause actual results to vary materially. Any variations could be adverse to the actual results.

Certain information contained in this communication constitutes “forward looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends and statements regarding identified but not yet closed investments. Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. BCRED believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in its prospectus, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BCRED’s prospectus and other filings). Except as otherwise required by federal securities laws, BCRED undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

The information in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Past performance is not necessarily indicative of future results. The opinions expressed herein reflect the current opinions of Blackstone as of the date appearing in this material only. There can be no assurance that views and opinions expressed in this document will come to pass. The above is not intended to be indicative of future results to be achieved by the proposed fund; actual results may differ materially from the information generated through the use of illustrative components of return. While Blackstone believes that these assumptions are reasonable under the circumstances, there is no assurance that the results will be obtained, and unpredictable general economic conditions and other factors may cause actual results to vary materially. Any variations could be adverse to the actual results.

Certain information contained in this communication constitutes “forward looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends and statements regarding identified but not yet closed investments. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. BCRED believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in its prospectus, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BCRED’s prospectus and other filings). Except as otherwise required by federal securities laws, BCRED undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date: January 29, 2024	By:	/s/ Oran Ebel
	Name:	Oran Ebel
	Title:	Chief Legal Officer and Secretary